Exhibit 99.1

Forma Therapeutics Appoints Biopharma Veteran Thomas G. Wiggans to Board of Directors

WATERTOWN, Mass. – Sept. 9, 2020 – Forma Therapeutics Holdings, Inc. (Nasdaq: FMTX), a clinical-stage biopharmaceutical company focused on rare hematologic diseases and cancers, today announced the appointment of industry veteran Thomas G. Wiggans to its board of directors. Mr. Wiggans has led successful biopharmaceutical companies from start-up stage into the clinic and later global commercialization, served on the boards of numerous public and private companies, and was instrumental in the formation of the Biotechnology Industry Organization, now Biotechnology Innovation Organization (BIO).

“I am delighted to welcome Tom to our board,” said Peter Wirth, chair of Forma’s board of directors. “Tom’s distinguished career as a leader of biopharma companies, as well as an entrepreneur, will serve as a critical resource to Forma.”

“Tom brings decades of experience leading the development and commercialization of new therapeutics,” said Frank Lee, president and chief executive officer of Forma. “We look forward to leveraging his expertise to execute on our corporate and clinical strategies on behalf of the sickle cell community and those affected by prostate cancer.”

“I am excited to join Forma’s board at such a pivotal moment in the company’s growth,” said Wiggans. “I look forward to working with the executive team and other accomplished board members to contribute to the company’s mission of bringing transformative medicines to patients with rare hematologic diseases and cancers.”

About Mr. Wiggans

Mr. Wiggans is a veteran biopharmaceutical executive, having founded Dermira (NASDAQ: DERM) in 2010 and served as its chairman and chief executive officer until it was acquired by Eli Lilly and Company in February 2020. Prior to founding Dermira, Mr. Wiggans served as chairman and chief executive officer of Peplin, Inc. until Peplin’s acquisition by LEO Pharma A/S in 2009. He also served as chairman of the board of directors and chief executive officer of Connetics Corporation until it was acquired by Stiefel Laboratories, Inc. in 2006. Prior to Connetics, he served as president and chief operating officer of CytoTherapeutics Inc. and in various management positions at Ares-Serono S.A., including as president of its U.S. pharmaceutical operations and managing director of its U.K. pharmaceutical operations. He began his career with Eli Lilly and Company.

Mr. Wiggans has served on the boards of numerous public and private companies including Excaliard, Somaxon, Corthera, Sangamo and Onyx. He is a long-standing member of the board of directors of BIO, as well as a member of the board of trustees of the University of Kansas Endowment Association. He holds a B.S. in pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University.

About Forma Therapeutics

Forma Therapeutics is a clinical-stage biopharmaceutical company focused on the research, development and commercialization of novel therapeutics to transform the lives of patients with rare hematologic diseases and cancers. Our R&D engine combines deep biology insight, chemistry expertise and clinical development capabilities to create drug candidates with differentiated mechanisms of action focused on indications with high unmet need. Our work has generated a broad proprietary portfolio of programs with the potential to provide profound patient benefit. For more information, please visit www.FormaTherapeutics.com or follow us on Twitter @FORMAInc and LinkedIn.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the advancement of our clinical programs, our expectations of the therapeutic benefits related thereto, the timing and success of ongoing clinical trials, and our growth as a company and the anticipated contribution of the members of our board of directors to our operations and progress. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the advancement of our clinical program, the expected impact and contribution of our board of directors and executives to our business, and other risks identified in our SEC filings, including those risks discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as well as other risks detailed in our subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Media Contact:

Kari Watson, +1 781-235-3060

MacDougall

kwatson@macbiocom.com

Investor Contact:

Stephanie Ascher, +1 212-362-1200

Stern Investor Relations

stephanie.ascher@sternir.com

SOURCE: Forma Therapeutics Holdings, Inc.

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